Exhibit 107.1

Calculation of Filing Fee Tables

Form S-4

(Form Type)

BCAC Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Rule 457(f)(1)	13,723,239	(2)	$10.210	(3)	$140,114,270.19		0.0000927	$12,988,59
	Equity	Common Stock	Rule 457(f)(1)	80,500,000	(4)	$10.210	(3)	$821,905,000.00		0.0000927	$76,190.59
	Equity	Common Stock issuable upon exchange of Benessere Rights	Rule 457(f)(1)	1,189,375	(5)	$0.2921	(6)	$347,416.44		0.0000927	$32.21
	Equity	Warrants	Rule 457(f)(1)	8,920,312	(7)	—		—		0.0000927	—
	Equity	Common Stock underlying Warrants	Rule 457(g)(1)	8,920,312	(8)	$12.076	(9)	$107,721,687.71	(9)	0.0000927	$9,985.80
Fees Previously Paid	—	—	—	—		—		—		—	—
	Total Offering Amounts							$1,070,088,374.34			$99,197.19
	Total Fees Previously Paid										—
	Total Fee Offsets										—
	Net Fee Due										$99,197.19

(1)

All securities being registered will be issued by BCAC Holdings Inc., a Delaware corporation (“BCAC Holdings”). In connection with the business combination described in this registration statement and the accompanying proxy statement/prospectus (the “Business Combination”) pursuant to which each of Benessere Capital Acquisition Corp., a Delaware corporation (“Benessere”) and eCombustible Energy LLC, a Delaware limited liability company (“eCombustible”), will merge with and into newly formed subsidiaries of BCAC Holdings, with each of Benessere and eCombustible surviving as a direct, wholly-owned subsidiary of the newly formed BCAC Holdings, (a) all of the outstanding units (the “eCombustible Units”) representing all of the limited liability company membership interests of eCombustible, will be cancelled in exchange for the right to receive shares of common stock, par value $0.0001 per share, of BCAC Holdings (the “BCAC Holdings Common Stock”), (b) all of the outstanding shares of Class A common stock, par value $0.0001 per share, of Benessere, along with any equity securities paid as dividends or distributions after the closing of the Business Combination with respect to such shares or into which such shares are exchanged or converted after such closing (collectively, the “Benessere Class A Common Stock”), and all of the outstanding shares of Class B common stock, par value $0.0001 per share, of Benessere (together with the Benessere Class A Common Stock, the “Benessere Common Stock”), will be converted into the right to receive shares of BCAC Holdings Common Stock, (c) each public and private warrant to purchase a share of Benessere Class A Common Stock at an exercise price of $11.50 per share (the “Benessere Warrants”) will be converted into the right to receive a warrant to purchase a share of BCAC Holdings Common Stock at an exercise price of $11.50 per share (the “BCAC Holdings Warrants”) and (d) each right of Benessere to receive one-tenth of one share of Benessere Class A Common Stock (the “Benessere Rights”) will be converted into a right to receive shares of Benessere Class A Common Stock, rounded up to the nearest whole share, and which will be exchanged for shares of BCAC Holdings Common Stock.

(2)

Represents the maximum number of shares of BCAC Holdings Common Stock estimated to be issuable in exchange for shares of Benessere Common Stock (excluding shares of Benessere Common Stock issuable upon exchange of Benessere Rights and Benessere Warrants) outstanding immediately prior to the closing of the Business Combination. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends or similar transactions.

(3)

Estimated pursuant to Rule 457(f)(1) under the Securities Act and solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Benessere Class A Common Stock on the Nasdaq Capital Market on February 9, 2022.

(4)

Represents the maximum number of shares of BCAC Holdings Common Stock estimated to be issuable in exchange for eCombustible Units outstanding immediately prior to the closing of the Business Combination. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends or similar transactions.

(5)

Represents the maximum number of shares of BCAC Holdings Common Stock estimated to be issuable in exchange for the Benessere Rights outstanding immediately prior to the closing of the Business Combination.

(6)

Estimated pursuant to Rule 457(f)(1) under the Securities Act and solely for the purpose of calculating the registration fee, based on the average of the high and low prices of a Benessere Right on the Nasdaq Capital Market on February 9, 2022.

(7)

Represents the maximum number of BCAC Holdings Warrants issuable in exchange for Benessere Warrants outstanding immediately prior to the closing of the Business Combination. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends or similar transactions.

(8)

Represents the maximum number of shares of BCAC Holdings Common Stock issuable upon exercise of BCAC Holdings Warrants, of which 8,625,000 are public warrants and 295,312 are private warrants. Each BCAC Holdings Warrant will entitle its holder to purchase one share of BCAC Holdings Common Stock at a price of $11.50 per share (subject to adjustment). Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends or similar transactions.

(9)

The maximum number of BCAC Holdings Warrants and shares of BCAC Holdings Common Stock issuable upon exercise of the BCAC Holdings Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the BCAC Holdings Warrants has been allocated to the shares of underlying BCAC Holdings Common Stock. The registration fee is estimated pursuant to Rules 457(f)(1) and 457(g)(1) under the Securities Act and solely for the purpose of calculating the registration fee, based on the average of the high and low prices of a Benessere Warrant on the Nasdaq Capital Market on February 9, 2022 of $0.64 and the exercise price of a Benessere Warrant of $11.50, respectively.